Exhibit 99.1

GOM Acquisition Overview

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400 East Kaliste Saloom Road, Suite 6000 Lafayette, Louisiana 70508 Phone: (337) 232-7028 Fax: (337) 232-0044 www.petroquest.com

Corporate Contact: Matt Quantz – mquantz@petroquest.com

This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to successfully complete in the Gulf of Mexico acquisitions and realize the anticipated benefits of from the acquisitions, any unexpected costs or delays in connection with the Gulf of Mexico acquisitions, our ability to find oil and natural gas reserves that are economically recoverable, the volatility of oil and natural gas prices and significantly depressed natural gas prices since the middle of 2008, the uncertain economic conditions in the United States and globally, the decline in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, including the impact of the oil spill in the Gulf of Mexico on our present and future operations, the impact of government regulation, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

Prior to 2010, the Securities and Exchange Commission generally permitted oil and gas companies, in their filings, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Beginning with year-end reserves for 2009, the SEC permits the optional disclosure of probable and possible reserves. We have elected not to disclose our probable and possible reserves in our filings with the SEC. We use the terms “reserve inventory,” “gross unrisked reserves,” “EUR,” “inventory” or other descriptions of volumes of hydrocarbons to describe volumes of resources potentially recoverable through additional drilling or recovery techniques that the SEC’s guidelines prohibit us from including in filings with the SEC. Estimates of reserve inventory, gross unrisked reserves EUR or inventory do not reflect volumes that are demonstrated as being commercially or technically recoverable. Even if commercially or technically recoverable, a significant recovery factor would be applied to these volumes to determine estimates of volumes of proved reserves. Accordingly, these estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the Company. The methodology for estimating unrisked inventory, gross unrisked reserves or EUR may also be different than the methodology and guidelines used by the Society of Petroleum Engineers and is different from the SEC’s guidelines for estimating probable and possible reserves.

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Acquire certain shallow water (< 200 feet) Gulf of Mexico Shelf assets

14 producing wells and 7 platforms

PQ will operate 79% of production (PQ operates ~90% of current production)

Purchase price ~$193MM

Estimated 7/1/13 proved reserves of 5.3 MMBoe (34% liquids – 66% gas) with PV10 value(1) of $171MM (1P) (65% liquids) & $278MM (3P) (69% liquids) *

Proved 3P F&D/BOE $36.41 $22.66

Price/PV10 1.1x 0.7x

Production

Net production(2): ~26 MMcfe/d (1,100 Bbls/d & 19 MMcf/d)

(1) Strip pricing averaging $4.37 /Mcf and $92.32/Bbl (2) Estimated May 2013

2 * Does not include any contribution from unbooked drilling opportunities

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Continuation of existing strategy of using Gulf Coast cash flow to fund development of long life, resource assets

Incremental cash flow from the acquired properties will be primarily allocated to existing low risk onshore assets to provide a faster organic growth profile while extending the profile

Prospects on the acquired properties augment Gulf Coast inventory and could be developed under a promoted deal structure

Significantly increases oil production and overall cash flow

4,000

2,871 3,000 2,150 2,000 1,422 Bbls/d 1,000 0 2012 2013PF (1) 2014PF (1)

Diversifying production mix reduces dependency on gas prices

1Q13 production: 78% gas—22% liquids 2014PF production: 70% gas – 30% liquids

Deep experience and proven track record in exploiting Gulf Coast assets

Potential upside to proved reserves and associated cash flow from the acquired properties

(1) Based upon midpoint of guidance

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4

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Original Booked Reserves (1P) 2003: 7.6 Bcfe (net)

1P Reserves

3P Reserves

SEC Booked Reserves

Lease Line

Water Level at Discovery

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Original Booked Reserves (1P) 2003: 7.6 Bcfe (net) Positive Reserve Revisions (3P): 23.7 Bcfe (net) Cumulative Produced Reserves 2003—2012 : 31.3 Bcfe (net)

1P Reserves

Water level rises

SEC Booked Reserves

Lease Line

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60 48.4

50 39.2 13% Oil 33.8 17% 81% NGL

Bcfe 40 12%

8% 13%

12% 70% Gas

30

54% 80% 75%

46%

20

2013E 2013PF (1) 2014PF (1)

82%

2013E 2013PF 2014PF Production Mix: Total % Liquids 20% 25% 30% Production % by Region: Oklahoma % 52% 44% 45% Gulf Coast % 20% 17% 15% GOM % 10% 24% 27% Texas % 18% 15% 13%

(1) Based upon mid-point of production guidance range

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302.1

400 264.9 2%

300 3% Oil

7% 3%

Bcfe 200 10% 9% NGL

100 Gas

0 87% 84%

2012 (1) 2012PF (1)

2012 2012PF

Reserve Mix:

Total % Liquids 13% 16% Total % PD 65% 70% Reserves % by Region: Oklahoma % 69% 61% Gulf Coast % 7% 6% GOM % 5% 16% Texas % 19% 17%

(1) Using YE prices of $3.41/Mcf and $91.82/Bbl

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